                                   EXHIBIT 7
                                   ---------

                                LEHMAN BROTHERS

                                    FINANCE


                                Amendment No. 1

    This AMENDMENT AGREEMENT, dated as of August 30, 1995, by and between MAVERICK ENTREPRENEURS FUND, LTD. (the "Borrower") and LEHMAN BROTHERS FINANCE S.A., a Swiss Corporation (the "Lender").



                                  WITNESSETH


    WHEREAS, the Borrower and the Lender are party to a Loan Agreement dated as of February 23, 1995 (the "Loan Agreement") under which the Lender made a loan to the Borrower in the principal amount of USD9,771,000, secured by a pledge of certain securities, and


    WHEREAS, the Collar Documentation referenced in the Loan Agreement has been amended and, as a result thereof, the Lender has agreed to advance additional funds to the Borrower under the terms and conditions of the Loan Agreement.


    NOW, THEREFORE the parties hereto agree as follows:


    1. Definition of Terms. Unless expressly stated otherwise, all terms
       -------------------
used herein shall have the same meanings as those ascribed to them in the Loan Agreement.


    2. Amendment.
       ----------


    A. The introductory paragraph of the Loan Agreement is hereby amended to read as follows:


"The Borrower has applied to the Lender for a loan in the aggregate prinicipal amount of USD12,147,300. The Lender is willing to make such loan to the Borrower, subject to the terms and conditions hereinafter set forth."


    B. Exhibit A to the Loan Agreement is hereby replaced with the FORM OF PROMISSORY NOTE attached as Exhibit A to this Amendment Agreement.


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    3. Other Terms and Conditions. Except as expressly amended hereby, the
    ------------------------------
Loan Agreement remains unchanged and in full force and effect. The Borrower hereby confirms all of its obligations under the Loan Agreement as amended hereby.


    IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date first stated above.



                                       LEHMAN BROTHERS FINANCE S.A.


                                       By: /s/ J. Staricco
                                           -------------------
                                       Name:  Jim Staricco
                                       Title: General Manager


                                       By: /s/ M. Corsat
                                           -------------------
                                       Name:  Marcelle Corsat
                                       Title: Fonde de Pouvoir




Confirmed as of the date
first above written:


MAVERICK ENTREPENEURS FUND, LTD.


By:     /s/ Sam Wyly
       -------------------
Name:
Title:


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                                                                  EXHIBIT A


                           FORM OF PROMISSORY NOTE


Date: Principal Amount: $12,147,300


    FOR VALUE RECEIVED, the undersigned, MAVERICK ENTREPRENEURS FUND, LTD. (the "Maker"), hereby promises to pay to the order of LEHMAN BROTHERS FINANCE, S.A. (the "Holder"), at [office or bank of the Borrower], on the Maturity Date, the lesser of the principal amount hereof and the aggregate unpaid principal amount of the Loan, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Loan Agreement (as defined below).


    This Note is the Note referred to in the Loan Agreement dated as of February 23, 1995 between the Maker and the Holder, as the same may be amended or modified from time to time (the "Loan Agreement"). The Loan Agreement contains additional rights of the holder hereof. Capitalized terms used but not defined herein have the meaning assigned thereto to the Loan Agreement.

    This Note is subject to mandatory repayment, prior to the Maturity Date, in whole or in part, as provided in the Loan Agreement. If an Event of Default occurs and is continuing, the principal and accrued interest hereon may be declared to be due and payable in the manner and with the effect provided in the Loan Agreement.

    If the Maker shall default in the payment of the principal of or interest on the Loan or any other amount becoming due under the Loan Agreement, by acceleration or otherwise, the Maker promises to pay interest on demand from time to time, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment.


    The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Loan Agreement. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.


    This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America. This Note is secured by and entitled to the benefits of the Security Documents.


                                       MAVERICK ENTREPRENEURS FUND, LTD.


                                            by


                                            ----------------------------
                                            Title: